EXHIBIT 32.1

CERTIFICATION

          In connection with the Quarterly Report of Santa Fe Gold Corporation (the "Company") on Form 10-QSB for the fiscal quarter ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Pierce Carson, President & Chief Executive Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company, as of, and for the periods presented in the Report.

Date: November 16, 2007	By: /s/ Pierce Carson
Pierce Carson
Chief Executive Officer, President, Director
and Principal Accounting Officer